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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement of ESS Technology, Inc. on Form S-3 of our report dated January 17, 1997 incorporated by reference in the Annual Report on Form 10-K of ESS Technology, Inc. for the year ended December 31, 1996.

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP
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San Jose, California
October 20, 1997